UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2007

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2007, Sterling Financial Corporation (the "Corporation") entered into a Credit Agreement with Manufacturers Traders and Trust Company for a 364-day loan in the amount of $80,000,000. The proceeds of the loan will be used as a capital infusion to the Corporation's subsidiary, BLC Bank, N.A., to reinforce operating capital and to repay outstanding debt of its affiliate, Equipment Finance LLC.

The maturity date of the line of credit is June 23, 2008. The Credit Agreement contains representations, warranties and covenants and contains provisions defining events of default, including that the Corporation or its subsidiaries not become subject to certain formal regulatory action on the part of bank regulators, and providing remedies for the lender with respect to any default that is not timely cured. The Corporation is subject to on-going reporting, disclosure and minimum ratio requirements. Further, the Credit Agreement is secured by the outstanding common stock of BLC Bank, N.A.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable
(b) Not Applicable
(c) Not Applicable
(d) Exhibits

10.11 364-day $80,000,000 Credit Agreement dated as of June 26, 2007 between Sterling Financial Corporation and Manufacturers and Traders Trust Company

99.1 Sterling Financial Corporation press release dated June 26, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

June 26, 2007	By:	J. Roger Moyer, Jr.

Name: J. Roger Moyer, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.11	Form of Credit Agreement between Sterling Financial Corporation and M&T dated June 26, 2007
99.1	Sterling Financial Corporation press release dated June 26, 2007